Exhibit 99.1

Exhibit 99.1 SUM-100 SUMMONS (CITACION JUDICIAL) FOR COURT USE ONLY (SOLO PARA USO DE LA CORTE) NOTICE TO DEFENDANT: (AVISO AL DEMANDADO): PLX Technology, Inc. et al. (Additional Parties Attachment form is attached.) YOU ARE BEING SUED BY PLAINTIFF: (LO ESTÁ DEMANDANDO EL DEMANDANTE): Deborah Cox, on behalf of herself and all others similarly situated NOTICE! You have been sued. The court may decide against you wihout you being heard unless you respond within 30 days. Read the information below. You have 30 CALENDAR DAYS after this summons and legal papers are served on you to file a written response at this court and have a copy served on the plaintiff. A letter or phone call will not protect you. Your written response must be in proper legal form if you want the court to hear your case. There may be a court form that you can use for your response. You can find these court forms and more information at the California Courts Online Self-Help Center (www.courtinfo.ca.gov/selfhelp), your county law library, or the courthouse nearest you. If you cannot pay the filing fee, ask the court clerk for a fee waiver form. If you do not file your response on time, you may lose the case by default, and your wages, money, and property may be taken without further warning from the court. There are other legal requirements. You may want to call an attorney right away. If you do not know an attorney, you may want to call an attorney referral service. If you cannot afford an attorney, you may be eligible for free legal services from a nonprofit legal services program. You can locate these nonprofit groups at the California Legal Services Web site (www.lawhelpcalifornia.org), the California Courts Online Self-Help Center (www.courtinfo.ca.gov/selfhelp), or by contacting your local court or county bar association. Tiene 30 DÍAS DE CALENDARIO después de que le entreguen esta citación y papeles legales para presentar una respuesta por escrito en esta corte y hacer que se entregua una copia al demandante. Una carta o una llamada telefónica no lo protegen. Su respuesta por escrito tiene que estar en formato legal correcto si desea que procesen su caso en la corte Es posible que haya un formulario que usted pueda usar para su respuesta. Puede encontrar estos formularios de Ia corte y más información en el Centro de Ayuda de las Cortes de California (www.courtinfo.ca.gov/selfhelp/espanol/), en Ia biblioteca de leyes de su condado o en Ia corte que le quede más cerca. Si no puede pagar la cuota de presentación, pida al secretario de Ia corte que le dé un formulario de exención de pago de cuotas. Si no presenta su respuesta a tiempo, puede perder el caso por incumplimiento y Ia corte le podrá quitar su sueldo, dinero y bienes sm más advertencia Hay otros requisitos legales. Es recomendable que llame a un abogado immediatamente. Si no conoce a un abogado, puede llamar a un servicio de remisión a abogados. Si no puede pagar a un abogado, es posible que cumpla con los requisitos para obtener servicios legales gratuitos de un programa de servicios legales sin fines de Iucro. Puede encontrar estos grupos sin fines de Iucro en el sitlo web de California Legal Services, (www.lawhelpcalifornia.org), en el Centro de Ayuda de las Cortes de California, (www.courtinfo.ca.gov/selfhelp/espanol/) o poniéndose en contacto con la corte o el colegio de abogados locales. The name and address of the court is: (El nombre y dirección de la corte es): 191 N. First Street, San Jose, CA 95113 Downtown Superior Court CASE NUMBER: (Número del Caso): 114CV267079 The name, address, and telephone number of plaintiff’s attorney, or plaintiff without an attorney, is: (El nombre, la dirección y el número de teléfono del abogado del demandante, o del demandante que no tiene abogado, es): Johnson & Weaver, LLP, Frank Johnson, Nathan Hamler, 110 W. A St. #750, SD CA 92101 (619) 230-0063 DATE: (Fecha) June 25, 2014 Clerk, by , Deputy (Secretario) , (Adjunto) (For proof of service of this summons, use Proof of Service of Summons (form POS-010).) (Para prueba de entrega de esta citatión use el formulario Proof of Service of Summons, (POS-010)). [SEAL] NOTICE TO THE PERSON SERVED: You are served 1. as an individual defendant. 2. as the person sued under the fictitious name of (specify): 3. On behalf of (specify): under CCP 416.10 (corporation) CCP 416.60 (minor) CCP 416.20 (defunct corporation) CCP 416.70 (conservatee) CCP 416.40 (association or partnership) CCP 416.90 (authorized person) other (specify): 4. By personal delivery on (date): Form Adopted for Mandatory Use Judicial Council of California SUM-100 [Rev. January 1, 2004] SUMMONS Code of Civil Procedure §§ 412.20, 465 American LegalNet, Inc. www.USCourtForms.com  Page 1 of 1

SUM-200(A) SHORT TITLE: Cox v. PLX Technology, Inc. et al. CASE NUMBER: INSTRUCTIONS FOR USE This form may be used as an attachment to any summons if space does not permit the listing of all parties on the summons. If this attachment is used, insert the following statement in the plaintiff or defendant box on the summons: “Additional Parties Attachment form is attached.” List additional parties (Check only one box. Use a separate page for each type of party): Plaintiff  Defendant Cross-Complainant Cross-Defendant David Raun, Michael J. Salameh, Martin Colombatto, Stephen Domenik, John H. Hart, Ralph Schmitt, Eric Singer, Patrick Verderico, Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing Inc., and Pluto Merger Sub, Inc. Form Adopted by Rule 982(a)(9)(A) Judicial Council of California982(a)(9)(A) (New January 1, 1993) ADDITIONAL PARTIES ATTACHMENT Attachment to Summons Page 1 of 1

JOHNSON & WEAVER, LLP
FRANK J. JOHNSON (174882)
frankj@johnsonandweaver.com
NATHAN R. HAMLER (227765)
nathanh@johnsonandweaver.com
SHAWN E. FIELDS (255267)
shawnf@johnsonandweaver.com
110 West “A” Street, Suite 750
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 255-1856

[Additional counsel listed on signature page.]

Attorneys for Plaintiff

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF SANTA CLARA

DEBORAH COX, on behalf of herself and	)	CASE NO.
all others similarly situated,	)
	)	114CV267079
Plaintiff,	)
	)	CLASS ACTION COMPLAINT
vs.	)
	)	DEMAND FOR JURY TRIAL
PLX TECHNOLOGY, INC., DAVID	)
RAUN, MICHAEL J. SALAMEH, MARTIN	)
COLOMBATTO, STEPHEN DOMENIK,	)
JOHN H. HART, RALPH SCHMITT, ERIC	)
SINGER, PATRICK VERDERICO,	)
AVAGO TECHNOLOGIES LIMITED	)
AVAGO TECHNOLOGIES WIRELESS	)
(U.S.A) MANUFACTURING INC. and	)
PLUTO MERGER SUB, INC.,	)
)
Defendants.

Plaintiff Deborah Cox (“Plaintiff”), by her attorneys, alleges the following on information and belief; except as to the allegations specifically pertaining to Plaintiff, which are based on personal knowledge.

NATURE AND SUMMARY OF THE ACTION

1.             This is a class action brought on behalf of the public stockholders of PLX Technology, Inc. (“PLX” or the “Company”) against members of PLX’s board of directors (the “Board” or the “Director Defendants”), alleging breaches of fiduciary duties in connection with the proposed acquisition (the “Acquisition”), announced on June 23, 2014, of PLX by Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (together, with Defendant Avago Technologies Limited, “Avago” or “Parent”).

2.             PLX designs, develops, manufactures, and sells integrated circuits worldwide. The Company’s products are focused on Peripheral Component Interconnect (PCI) Express and Ethernet technologies.

3.             In April 2012, following pressure from Balch Hill Capital, LLC (“Balch Hill”), who at the time owned approximately 9.7% of the outstanding shares of PLX, the then-board of directors of PLX agreed to be acquired by Integrated Device Technology, Inc. (“IDT”) for approximately $7.00 per share in a cash and stock transaction which valued PLX at $330 million (the “IDT Transaction”).

4.             The IDT Transaction failed to close, however, after IDT withdrew its offer to purchase the remaining shares of PLX it did not own after U.S. antitrust regulators challenged the proposed $330 million deal.

5.             Balch Hill sold its shares following the announcement of the IDT Transaction.

6.             Then, in January 2013, shortly after the IDT Transaction fell through, Potomac Capital Partners II, L.P.(1) announced that it, along with its affiliates, had purchased a 5.1% stake in PLX.

(1)                   Hereinafter, “Potomac” refers to, collectively, Potomac Capital Partners II, L.P. and its affiliates. Potomac is currently the largest stockholder of PLX.

7.             Potomac immediately picked up where Balch Hill(2) left off, publicly criticizing the  PLX Board and calling for the then-board to review all strategic alternatives, stating that PLX should not remain an independent public company and that it was an “attractive acquisition target for potential buyers.”

8.             Indeed, shortly after announcing its newly acquired stake in January 2013, Potomac stated that PLX’s operations and outlook were far stronger than they were in April 2012 (at the time of the $7.00 per share failed IDT Transaction) and that a deal involving PLX should fetch an even higher price.

9.             Following months of wrangling, in December 2013, Potomac waged a successful proxy contest, the result of which landed three Potomac nominees on the PLX Board.

10.          Then, just six months after three Potomac-backed nominees were elected to the PLX Board, on June 23, 2014, PLX, Avago, and an affiliated entity announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Avago will commence a tender offer for all outstanding shares of PLX for $6.50 per share in cash.

11.          Provided at least a majority of shares of the Company’s outstanding stock have been validly tendered before the expiration of Avago’s tender offer, PLX will be merged with and into Pluto Merger Sub, Inc. (“Merger Sub”), Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Avago. The Acquisition values PLX at approximately $309 million, or $293 million net of cash and debt acquired.

12.          Of course, Potomac - along with certain of the other Defendants - have entered into Tender and Support Agreements to tender their stock — more than 14%, collectively, in connection with the Acquisition. This, despite the fact that Potomac had previously touted the strength of PLX and called for a price in excess of the $7.00 per share PLX stockholders were slated to receive in connection with the ill-fated IDT Transaction.

(2)                   In early 2013, Balch Hill and Potomac teamed up in successfully pressuring the Board of Directors of sTec, Inc. (“sTec”) to consider strategic alternatives which eventually led to sTec being sold to Western Digital Corp.

13.          As is detailed herein, the Director Defendants breached their fiduciary duties to PLX stockholders by agreeing to the Acquisition for inadequate consideration following a flawed process littered with conflict. In particular, within the past year, PLX stock has traded at prices exceeding $6.50 per share, and industry analysts have established price targets that exceed the price the Board accepted.

14.          The Director Defendants further breached their fiduciary duties by agreeing to overly restrictive deal protection measures. In particular, the Merger Agreement includes a “no solicitation” provision, a provision giving Avago the right to review any superior proposals and adjust its offer accordingly to make the superior proposal cease to be considered a superior proposal, and a termination fee of $10.85 million that PLX will have to pay Avago to enter into a competing transaction agreement.

15.          The Director Defendants owe fiduciary duties to the public stockholders of the Company but have breached these duties in connection with the proposed Acquisition. Accordingly, Plaintiff seeks to enjoin the proposed Acquisition or, alternatively, to rescind the proposed Acquisition, in the event that it is consummated, and recover damages.

JURISDICTION AND VENUE

16.          This Court has jurisdiction over each Defendant because Defendants conduct business in California, including, but not limited to, the conduct here at issue, the unfair proposed Acquisition, and because they have sufficient minimum contacts with California to render the exercise of jurisdiction by California courts permissible under traditional notions of fair play and substantial justice. This action is not removable.

17.          Venue is proper in this Court because the conduct at issue took place and has effect in this County. The Company’s headquarters and principal place of business is located at 870 West Maude Avenue, Sunnyvale, California 94085.

THE PARTIES

18.          Plaintiff is, and has been at all relevant times, the owner of shares of PLX common stock.

19.          Defendant PLX (NASDAQ: PLXT) is a Delaware corporation, headquartered in Sunnyvale, California. According to PLX, it is “the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets” and it “develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.”

20.          Defendant David Raun (“Raun”) has been President and Chief Executive Officer (“CEO”) of PLX since December 2012 and has served on the Board since that time.

21.          Defendant Michael J. Salameh (“Salameh”) co-founded PLX in May 1986 and served as the Company’s CEO and as a Board member from that time until his retirement as CEO in November 2008, although he continues to serve on the Board.  Since January 2014, Salameh has served as Chairman of the Board. Salameh is a member of the Company’s Audit and Nominating Committees.

22.          Defendant Martin Colombatto (“Colombatto”) has been a member of the Board since December 2013, when he was voted in as a director in a contested election after being nominated by Potomac, who along with its affiliates is the largest stockholder of PLX. Colombatto is a member of the Company’s Compensation Committee.

23.          Defendant Stephen Domenik (“Domenik”) has been a member of the Board since December 2013, when he was voted in as a director in a contested election after being nominated by Potomac, who along with its affiliates is the largest stockholder of PLX.  Domenik is a member of the Audit Committee.

24.          Defendant John H. Hart (“Hart”) has been a member of the Board since April 1999. Hart is the Chairperson of the Company’s Compensation Committee and a member of the Nominating Committee.

25.          Defendant Ralph Schmitt (“Schmitt”) served as the Company’s President and CEO from November 2008 until his resignation in October 2012. He has served as a director since November 2008.

26.          Defendant Eric Singer (“Singer”) has been a member of the Board since December 2013, when he was voted in as a director in a contested election after being nominated by Potomac, who along with its affiliates is the largest stockholder of PLX. Singer is the co-managing member of both Potomac Management II and Potomac Management III which, in connection with the Acquisition, entered into a Tender and Support Agreement along with certain members of PLX senior management and the other Director Defendants agreeing to, among other things, tender all of their shares in connection with the planned tender offer. Singer is the direct beneficial owner of 181,234 PLX shares and may be deemed to beneficially own more than 3.5 million PLX shares owned by Potomac. Singer is the Chairman of the Nominating Committee and a member of the Compensation Committee.

27.          Defendant Patrick Verderico (“Verderico”) has been a member of the Board since November 2004. Verderico is the Chairman of the Company’s Audit Committee and is a member of the Compensation Committee.

28.          Defendant Avago Technologies Limited describes itself as “a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products and complex digital and mixed signal CMOS based devices.” According to Avago, its product portfolio is “extensive and includes thousands of products in four primary target markets: enterprise storage, wired infrastructure, wireless communications and industrial & other.” Avago is based in Singapore.

29.          Defendant Avago Technologies Wireless (U.S.A.) Manufacturing Inc. operates as a subsidiary of Avago Technologies Limited and is a Delaware corporation based in San Jose, California.

30.          Defendant Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Avago that was formed for the sole purpose of effectuating the Acquisition.

CLASS ACTION ALLEGATIONS

31.          Plaintiff brings this action as a class action under California Code of Civil Procedure Section 382 on behalf of all public stockholders of the Company, excluding Defendants and their affiliates (the “Class”).  This action is properly maintainable as a class action for the following reasons.

32.          The Class is so numerous that joinder of all members is impracticable. As set forth in the Merger Agreement, as of June 20, 2014, there were approximately 45.9 million shares of the Company’s common stock issued and outstanding, owned by hundreds, if not thousands, of persons.

33.          There are questions of law and fact which are common to the Class including, inter alia:

a.                                      Whether the Director Defendants breached their fiduciary duties to the Class in connection with the proposed Acquisition;

b.                                      Whether other Defendants have aided and abetted the Board’s breaches; and

c.                                       Whether as a result of the Director Defendants’ breaches, the Class will suffer irreparable harm.

34.          Plaintiffs claims are typical of those of the rest of the Class, and Plaintiff is not subject to any atypical defenses.

35.          Plaintiff is an adequate representative of the Class because she is not subject to any conflicts of interest, is committed to prosecuting this action, and has retained competent counsel experienced in litigation of this nature.

36.          A class action is superior because the prosecution of separate actions by individual members of the Class would create a risk of (a) inconsistent or varying adjudications with respect to individual Class members that would establish incompatible standards of conduct for the party opposing the Class or (b) adjudications with respect to individual Class members that, as a practical matter, would be dispositive of the interests of the other members not parties to the individual adjudications or would substantially impair or impede their ability to protect their interests.

37.          Moreover, Defendants have acted or refused to act on grounds that apply generally to the Class as a whole, and are thereby causing injury to the entire Class. Therefore, final injunctive relief or corresponding declaratory relief on behalf of the Class is appropriate.

SUBSTANTIVE ALLEGATIONS

Overview of PLX and Its Positioning for Future Growth

38.          PLX was founded in May 1986 by, among others, Defendant Salameh. PLX has been developing 1/O(3) interconnect silicon and complimentary software since 1994. The Company went public on April 6, 1999 and currently trades on the NASDAQ under the ticker symbol “PLXT.”

39.          According to the Company, it is the “technology and market share leader in PCI Express switches, and bridges, with additional leadership USB controllers, legacy PCI bridges, and consumer storage controllers. These serial technologies have become mainstream, and PLX has been able to offer innovative differentiated products based on these interconnect standards while providing scalability and performance at a lower cost.”

40.          The Company maintains corporate offices in Sunnyvale, California with additional technical offices located throughout North America and around the world including in China, Taiwan, Japan, Korea, and Europe.

41.          The Company has been experiencing substantial growth recently and with that growth, its stock price has skyrocketed. Indeed, PLX stock has risen from $3.81 per share on January 2, 2013 to $6.37 per share as recently as June 10, 2014, hitting a 52 week high of $6.91 per share on January 17, 2014.

42.          PLX’s most recent earnings release dated April 21, 2014, released after market close, (discussing the Company’s Q1 2014 financial results) confirms the Company’s upward trajectory touting its “fifth straight profitable quarter.”

43.          In discussing the Company’s positioning for growth in the April 21, 2014 earnings release, Defendant Raun noted, in pertinent part, that:

“[D]emand for our products remains solid. Based on current backlog, forecasts from customers, and resolution of the assembly issues, we expect all of our market segments to be up in O2, driven primarily by Gen2 and Gen3 shipments. We are beginning to see an increasing number of Gen3 design wins go into volume

(3)                   “I/O”  means input and/or output.

production and we believe that this ramp will fuel our growth this year and in years to come[.]” (Emphasis added.)

44.          For Q1 2014, the Company reported $0.07 earnings per share, easily beating analysts’ consensus estimate of $0.02 per share by $0.05 per share.

45.          Following the Company’s Q1 2014 earnings release, analysts at TheStreet and Zacks upgraded PLX from “hold” to “buy” ratings on April 23, 2014 and April 29, 2014, respectively.

46.          Following the April 21, 2014 earnings release, the price of PLX stock climbed $0.49 per share from its opening price of $5.78 per share on April 21, 2014 to close at $6.27 per share, an increase of approximately 8%, on April 22, 2014 — hitting a high on April 22, 2014 of $6.35 during intra-day trading.

47.          In short, PLX positioned itself for long-term and sustained growth. Nonetheless, as discussed below, the Director Defendants - ceding to pressure from its largest shareholder - elected to approve the Acquisition to sell PLX at an inadequate price and through a flawed process.

The PLX Board Faces Pressure To Sell the Company

48.          PLX is no stranger to receiving pressure from (and acquiescing to) the whims of activist shareholders.

49.          In April 2012, following pressure from Balch Hill, who at the time owned approximately 9.7% of the outstanding shares of PLX, the then-board of PLX caved and agreed to be acquired by IDT for approximately $7.00 per share in a cash and stock transaction which valued PLX at $330 million. Deutsche Bank Securities Inc. (“Deutsche Bank”) was the financial advisor for PLX for the IDT Transaction.

50.          In late December 2012, however, after U.S. antitrust regulators moved to challenge the proposed $330 million deal over the combined companies’ share of the market for integrated computer circuit switch technology, the IDT Transaction fell through.

51.          Shortly after IDT and PLX announced that they would not proceed with the IDT Transaction, in January 2013, Potomac announced that it had purchased a 5.1% stake in PLX.

52.          Almost immediately, Potomac began criticizing the PLX Board questioning, among other things, the Board’s “objectivity to fully explore opportunities to unlock value.”

53.          Potomac called for the then-PLX board to conduct a fair and thorough review of all strategic alternatives stating that PLX should not remain an independent public company and that it was an “attractive acquisition target for potential buyers.”

54.          Indeed, shortly after announcing its newly acquired stake in PLX in January 2013, Potomac stated that PLX’s operations and outlook were far stronger than they were in April 2012 (at the time the $7.00 per share failed IDT Transaction was announced) and that a deal involving PLX should fetch an even higher price.

55.          Following months of wrangling, in December 2013, Potomac waged a successful proxy contest the result of which landed three Potomac nominees — Defendants Singer, Colombatto, and Domenik (collectively, the “Potomac Directors”) - on the PLX Board.

The Proposed Acquisition of PLX by Avago

56.          Following months of pressure from Potomac, and with the Potomac Directors now on the PLX Board, on June 23, 2014, the PLX Board again ceded to the pressure of an activist shareholder and caused PLX to enter into the Merger Agreement with Avago and Merger Sub pursuant to which - provided a majority of Company shares are validly tendered — PLX stockholders will receive $6.50 per share in cash for each share held.

57.          The Merger Agreement was unanimously approved by the Board, which caused PLX to enter into the Merger Agreement.

58.          In connection with the Acquisition, Potomac and, among others, certain Director Defendants and members of PLX senior management, have entered into Tender and Support Agreements to tender their stock — more than 14%, collectively — in connection with the Acquisition.

59.          The Acquisition, which is expected to close during Q4 of Avago’s fiscal year ending November 3, 2014 (subject to a majority of outstanding shares being validly tendered), values PLX at approximately $309 million, or $293 million net of cash and debt acquired.

60.          Deutsche Bank — the very bank that served as PLX’s financial advisor for the failed IDT Transaction - served as the financial advisor to PLX in connection with the Acquisition.

The Process Leadinz Up to the Acquisition Was Pla.ued by Conflicts of Interest

61.          The Board’s decision to enter into the Merger Agreement was the product of a flawed process that was plagued by various conflicts of interest.

62.          Indeed, as noted above, the Acquisition represents an eighteen-month long battle waged by Potomac to see to it that PLX was sold.

63.          In the process, Potomac led a successful proxy contest which landed the Potomac Directors on the Board. A mere six months later, the Acquisition was announced.

64.          In connection with the Acquisition, certain senior members of the PLX management team and certain of the Director Defendants entered into Tender and Support Agreements with Avago pursuant to which they agreed to, among other things, tender all of their shares in the planned tender offer. This group, in the aggregate, represents 14.7% of the outstanding shares of PLX.

65.          Included in this group is Defendant Singer who is the co-managing member of Potomac, PLX’s largest stockholder. Singer is the direct beneficial owner of 181,234 PLX shares and may be deemed to beneficially own more than 3.5 million PLX shares owned by Potomac.

66.          Even though PLX stock traded as high as $6.91 per share as recently as January 17, 2014, and despite that fact that Potomac once touted the strength of PLX and called for a price in excess of the $7.00 per share PLX stockholders were slated to receive in connection with the ill-fated IDT Transaction - the Board accepted the inadequate price of $6.50 per share.

67.          Aside from Potomac, others stand to gain as well. Indeed, senior management and the Board are in a position to reap financial benefits through a sale of the Company.

68.          Specifically, certain of PLX’s senior management, including Defendant Raun, are protected financially by the PLX Severance Plan for Executive Management (“Severance Plan”) and the Executive Officer Retention Agreements (“Retention Agreements”) they entered into with the Company.

69.          Under the terms of the Severance Plan, certain benefits will be payable to certain executive officers — including Defendant Raun — if there is a change in control of PLX (which the Acquisition will be considered if completed) and if within one year after the change in control (plus any applicable cure period), the participant’s employment is terminated (a) by the participant’s employer other than for cause, or (b) by the participant for good reason, as defined by the Severance Plan.

70.          The Retention Agreements — of which Defendant Raun is also a beneficiary — call for each person subject to the Retention Agreements to be paid for each unvested option held by them as of immediately prior to the effective time of the Acquisition on the earliest to occur of (a) January 2, 2015 (or the first anniversary of the Closing (as defined in the Merger Agreement) for Defendant Raun) (in each case, subject to continued employment) or (b) the date such individual’s employment is terminated without Cause (as defined in the Severance Plan), for Good Reason (as defined in the Severance Plan) or by reason of death or permanent disability.

71.          Additionally, under the Retention Agreements, Defendant Raun will also receive a retention bonus (as long as he remains employed as of the first anniversary of the Closing) equal to (a) the sum of (i) 150% of his base salary plus (ii) his target bonus under the variable compensation plan then in effect. The payment of the retention bonus will also be triggered if Defendant Raun is terminated by the Company other than for Cause, by such individual for Good Reason or by reason of death or permanent disability, prior to the applicable payment date.

72.          Aside from Defendant Raun, certain of the other Director Defendants have a substantial financial interest in the Acquisition since the change-of-control will trigger the vesting of stock owned by the Director Defendants payable immediately upon the consummation of the Acquisition.

The Proposed Acquisition Represents Inadequate Consideration to PLX Stockholders

73.          The Acquisition undervalues PLX to the detriment of Plaintiff and the Class.

74.          The $6.50 price to be paid to PLX stockholders is woefully inadequate given the Company’s positioning for growth and recent stock price which exceeded the deal price.

75.          Indeed, as recently as January 17, 2014, PLX stock traded at $6.91 per share.

76.          Further, analyst price targets substantially exceed the $6.50 per share consideration offered through the Acquisition. Specifically, the mean target for PLX is $8.00 per share - $1.50 per share or more than is being offered to stockholders through the Acquisition.

77.          Potomac — which has three representatives on the PLX Board — noted in its run up to the successful proxy battle it waged that PLX’s operations and outlook were far stronger than they were in April 2012 (at the time of the failed $7.00 per share IDT Transaction) and that a deal involving PLX should fetch an even higher price since it was an “attractive acquisition target for potential buyers.”

78.          Further, at least two analysts have maintained a “buy” rating on PLX for at least the last three months.

79.          Another analyst noted that from Avago’s perspective, the Acquisition appears to be favorable since it will strengthen Avago’s data center and storage offerings and predicted that the Acquisition should raise Avago’s earnings per share and gross margins.

The Board Agreed to Various Unreasonably Preclusive Deal Protection Devices

80.          As part of the Merger Agreement, the Director Defendants agreed to certain onerous and unreasonable “deal protection” devices that operate conjunctively to make the Acquisition a fait accompli and preclude competing offers from emerging for the Company.

81.          Further, should an unsolicited bidder submit a competing proposal, the Company must notify Avago of the bidder’s identity and the terms of the bidder’s offer. Thereafter, should the Board determine to enter into a superior competing proposal, the Merger Agreement requires the Board to let Avago make a counter-offer so that the competing offer no longer constitutes a superior proposal.

82.          Section 7.2 of the Merger Agreement also provides that PLX must pay Avago a $10.85 million termination fee if the Company decides to pursue the competing offer, thereby essentially requiring that the competing bidder agree to pay a naked premium for the right to provide the stockholders with a superior offer.

83.          These deal protection provisions unreasonably restrain the Board’s ability to maximize stockholder value by restricting the Board from soliciting better deals or engaging in communications with potentially interested parties. Indeed, under the circumstances surrounding the Acquisition, the limited instances in which the Board can respond to an entreaty are too narrowly circumscribed to provide an effective “fiduciary out” for the Director Defendants.

84.          In pursuing an unlawful plan to sell the Company for less than fair value, Defendants have breached their fiduciary duties of loyalty, due care, independence, good faith, and fair dealing, and/or have aided and abetted such breaches.

85.          Based on the foregoing, Plaintiff seeks injunctive and other equitable relief to prevent the irreparable injury that Company stockholders will continue to suffer absent judicial intervention.

CAUSES OF ACTION

COUNT I
Breach of Fiduciary Duty
(Against the Director Defendants)

86.          Plaintiff repeats all previous allegations as if set forth in full herein.

87.          As members of the Company’s Board, the Director Defendants have fiduciary obligations to:

a.                                      undertake an appropriate evaluation of PLX’s net worth as a merger/acquisition candidate;

b.                                      take all appropriate steps to enhance PLX’s value and attractiveness as a merger/acquisition candidate;

c.                                       act independently to protect the interests of the Company’s public stockholders;

d.                                      adequately ensure that no conflicts of interest exist between the Director Defendants’ own interests and their fiduciary obligations, and, if such conflicts exist, to ensure that all conflicts are resolved in the best interests of PLX’s public stockholders;

e.                                       evaluate the Acquisition and engage in a meaningful auction with third parties in an attempt to obtain the best value on any sale of PLX; and

f.                                        disclose all material information to the Company’s stockholders.

88.          The Director Defendants have breached their fiduciary duties to Plaintiff and the Class.

89.          As alleged herein, the Director Defendants have initiated a process to sell PLX that undervalues the Company.  In addition, by agreeing to the Acquisition, the Director Defendants have capped the price of PLX at a price that does not adequately reflect the Company’s true value. The Director Defendants also failed to sufficiently inform themselves of PLX’s value, or disregarded the true value of the Company. Furthermore, any alternate acquirer will be faced with engaging in discussions with a management team and Board that are committed to the Acquisition.

90.          As such, unless the Director Defendants’ conduct is enjoined by the Court, they will continue to breach their fiduciary duties to Plaintiff and the other members of the Class, and will further a process that inhibits the maximization of stockholder value.

91.          Plaintiff and the members of the Class have no adequate remedy at law.

COUNT II

Aiding and Abetting
(Against All Defendants)

92.          Plaintiff repeats all previous allegations as if set forth in full herein.

93.          As alleged in more detail above, Defendants have aided and abetted the Director Defendants’ breaches of fiduciary duties.

94.          As a result, Plaintiff and the Class are being harmed irreparably.

95.          Plaintiff and the Class have no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff, on behalf of herself and the Class, prays for the following judgment and relief:

A.            Certifying this action as a class action and certifying Plaintiff as the Class representative and her counsel as Class counsel;

B.            Enjoining, preliminarily and permanently, the proposed Acquisition;

C.            To the extent, if any, that the proposed Acquisition is consummated prior to the entry of this Court’s final judgment, rescinding it, or granting the Class damages;

D.            Directing that Defendants account to Plaintiff and the other members of the Class for all damages caused to them and account for all profits and any special benefits obtained as a result of their unlawful conduct;

E.            Awarding punitive or exemplary damages in an amount according to proof;

F.             Awarding Plaintiff the costs and disbursements of this action, including a reasonable allowance for the fees and expenses of her attorneys and experts; and

G.            Granting Plaintiff and the other members of the Class such other and further relief as may be just and proper.

JURY TRIAL DEMAND

Plaintiff demands a trial by jury on all claims and issues so triable.

Respectfully submitted,

DATED: June 25, 2014	JOHNSON & WEAVER, LLP
FRANK J. JOHNSON
NATHAN R. HAMLER
SHAWN E. FIELDS

/s/ Nathan R. Hamler
NATHAN R. HAMLER

100 West “A” Street, Suite 750
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 255-1856
frankj@johnsonandweaver.com
nathanh@johnsonandweaver.com
shawnf@johnsonandweaver.com

JOHNSON & WEAVER, LLP
W. SCOTT HOLLEMAN (pro hac vice pending)
99 Madison Avenue, 5th Floor
New York, NY 10016
Telephone: (212) 802-1486
Facsimile: (212) 602-1592
scotth@johnsonandweaver.com

Attorneys for Plaintiff

ATTORNEY OR PARTY WITHOUT ATTORNEY (Name, State Bar number, and address):

JOHNSON & WEAVER, LLP
Frank J. Johnson (174882)/Nathan R. Hamler (227765)/Shawn E. Fields (255267)
100 West "A" Street, Suite 750
San Diego, CA 92101
TELEPHONE NO.: (619) 230-0063 FAX NO.: (619) 255-1856
ATTORNEY FOR (Name): Plaintiff Deborah Cox

FOR COURT USE ONLY

SUPERIOR COURT OF CALIFORNIA, COUNTY OF Santa Clara
STREET ADDRESS: 191 N. 1st Street
MAILING ADDRESS: 191 N. 1st Street
CITY AND ZIP CODE: San Jose, CA 95113
BRANCH NAME: Downtown Superior Court

CASE NAME: Deborah Cox v. PLX Technology, Inc. et al.

CIVIL CASE COVER SHEET

☑ Unlimited (Amount demanded exceeds $25,000) ☐ Limited (Amount demanded is $25,000 or less)

Complex Case Designation

☐ Counter ☐ Joinder

Filed with first appearance by defendant (Cal. Rules of Court, rule 3.402)

CASE NUMBER: 114CV267079
JUDGE:
DEPT:

Items 1–6 below must be completed (see instructions on page 2).

1. Check **one** box below for the case type that best describes this case:

Auto Tort
☐ Auto (22)
☐ Uninsured motorist (46)

Other PI/PD/WD (Personal Injury/Property Damage/Wrongful Death) Tort
☐ Asbestos (04)
☐ Product liability (24)
☐ Medical malpractice (45)
☐ Other PI/PD/WD (23)

Non-PI/PD/WD (Other) Tort
☐ Business tort/unfair business practice (07)
☐ Civil rights (08)
☐ Defamation (13)
☐ Fraud (16)
☐ Intellectual property (19)
☐ Professional negligence (25)
☐ Other non-PI/PD/WD tort (35)

Employment
☐ wrongful termination (36)
☐ Other employment (15)

Contract
☐ Breach of contract/warranty (06)
☐ Rule 3.740 collections (09)
☐ Other collections (09)
☐ Insurance coverage (18)
☐ Other contract (37)

Real Property
☐ Eminent domain/Inverse condemnation (14)
☐ Wrongful eviction (33)
☐ Other real property (26)

Unlawful Detainer
☐ Commercial (31)
☐ Residential (32)
☐ Drugs (38)

Judicial Review
☐ Asset forfeiture (05)
☐ Petition re: arbitration award (11)
☐ Writ of mandate (02)
☐ Other judicial review (39)

Provisionally Complex Civil Litigation (Cal. Rules of Court, rules 3.400–3.403)
☐ Antitrust/Trade regulation (03)
☐ Construction defect (10)
☐ Mass tort (40)
☑ Securities litigation (28)
☐ Environmental/Toxic tort (30)
☐ Insurance coverage claims arising from the above listed provisionally complex case types (41)

Enforcement of Judgment
☐ Enforcement of judgment (20)

Miscellaneous Civil Complaint
☐ RICO (27)
☐ Other complaint *(not specified above)* (42)

Miscellaneous Civil Petition
☐ Partnership and corporate governance (21)
☐ Other petition *(not specified above)* (43)

2. This case ☑ is ☐ is not complex under rule 3.400 of the California Rules of Court. If the case is complex, mark the factors requiring exceptional judicial management:
   a. ☐ Large number of separately represented parties
   b. ☑ Extensive motion practice raising difficult or novel issues that will be time-consuming to resolve
   c. ☑ Substantial amount of documentary evidence
   d. ☐ Large number of witnesses
   e. ☐ Coordination with related actions pending in one or more courts in other counties, states, or countries, or in a federal court
   f. ☐ Substantial postjudgment judicial supervision
3. Remedies sought *(check all that apply)*: a. ☑ monetary b. ☑ nonmonetary; declaratory or injunctive relief c. ☐ punitive
4. Number of causes of action *(specify)*: 2
5. This case ☑ is ☐ is not a class action suit.
6. If there are any known related cases, file and serve a notice of related case. *(You may use form CM-015.)*

Date: June 25, 2014
Nathan R. Hamler ▶

(TYPE OR PRINT NAME) (SIGNATURE OF PARTY OR ATTORNEY FOR PARTY)

NOTICE

- Plaintiff must file this cover sheet with the first paper filed in the action or proceeding (except small claims cases or cases filed under the Probate Code, Family Code, or Welfare and Institutions Code). (Cal. Rules of Court, rule 3.220.) Failure to file may result in sanctions.
- File this cover sheet in addition to any cover sheet required by local court rule.
- If this case is complex under rule 3.400 et seq. of the California Rules of Court, you must serve a copy of this cover sheet on **all** other parties to the action or proceeding.
- Unless this is a collections case under rule 3.740 or a complex case, this cover sheet will be used for statistical purposes only.

Page 1 of 2

Form Adopted for Mandatory Use
Judicial Council of California
CM-010 [Rev. July 1, 2007]

CIVIL CASE COVER SHEET

Cal. Rules of Court, rules 2.30, 3.220, 3.400–3.403, 3.740; Cal. Standards of Judicial Administration, std. 3.10
www.courtinfo.ca.gov

CM-010 INSTRUCTIONS ON HOW TO COMPLETE THE COVER SHEET To Plaintiffs and Others Filing First Papers. If you are filing a first paper (for example, a complaint) in a civil case, you must complete and file, along with your first paper, the Civil Case Cover Sheet contained on page 1. This information will be used to compile statistics about the types and numbers of cases filed. You must complete items 1 through 6 on the sheet. In item 1, you must check one box for the case type that best describes the case. If the case fits both a general and a more specific type of case listed in item 1, check the more specific one. If the case has multiple causes of action, check the box that best indicates the primary cause of action. To assist you in completing the sheet, examples of the cases that belong under each case type in item 1 are provided below. A cover sheet must be filed only with your initial paper. Failure to file a cover sheet with the first paper filed in a civil case may subject a party, its counsel, or both to sanctions under rules 2.30 and 3.220 of the California Rules of Court. To Parties in Rule 3.740 Collections Cases. A "collections case" under rule 3.740 is defined as an action for recovery of money owed in a sum stated to be certain that is not more than $25,000, exclusive of interest and attorney's fees, arising from a transaction in which property, services, or money was acquired on credit. A collections case does not include an action seeking the following: (1) tort damages, (2) punitive damages, (3) recovery of real property, (4) recovery of personal property, or (5) a prejudgment writ of attachment. The identification of a case as a rule 3.740 collections case on this form means that it will be exempt from the general time-for-service requirements and case management rules, unless a defendant files a responsive pleading. A rule 3.740 collections case will be subject to the requirements for service and obtaining a judgment in rule 3.740. To Parties in Complex Cases. In complex cases only, parties must also use the Civil Case Cover Sheet to designate whether the case is complex. If a plaintiff believes the case is complex under rule 3.400 of the California Rules of Court, this must be indicated by completing the appropriate boxes in items 1 and 2. If a plaintiff designates a case as complex, the cover sheet must be served with the complaint on all parties to the action. A defendant may file and serve no later than the time of its first appearance a joinder in the plaintiff's designation, a counter-designation that the case is not complex, or, if the plaintiff has made no designation, a designation that the case is complex. CASE TYPES AND EXAMPLES Auto Tort Auto (22)–Personal Injury/Property Damage/ Wrongful Death Uninsured Motorist (46) (if the case involves an uninsured motorist claim subject to arbitration, check this item instead of Auto) Other PI/PD/WD (Personal Injury/ Property Damage/Wrongful Death) Tort Asbestos (04) Asbestos Property Damage Asbestos Personal Injury/ Wrongful Death Product Liability (not asbestos or toxic/environmental) (24) Medical Malpractice (45) Medical Malpractice– Physicians & Surgeons Other Professional Health Care Malpractice Other PI/PD/WD (23) Premises Liability (e.g., slip and fall) Intentional Bodily Injury/PD/WD (e.g., assault, vandalism) Intentional Infliction of Emotional Distress Negligent Infliction of Emotional Distress Other PI/PD/WD Non-PI/PD/WD (Other) Tort Business Tort/Unfair Business Practice (07) Civil Rights (e.g., discrimination, false arrest) (not civil harassment) (08) Defamation (e.g., slander, libel) (13) Fraud (16) Intellectual Property (19) Professional Negligence (25) Legal Malpractice Other Professional Malpractice (not medical or legal) Other Non-PI/PD/WD Tort (35) Employment Wrongful Termination (36) Other Employment (15) Contract Breach of Contract/Warranty (06) Breach of Rental/Lease Contract (not unlawful detainer or wrongful eviction) Contract/Warranty Breach–Seller Plaintiff (not fraud or negligence) Negligent Breach of Contract/ Warranty Other Breach of Contract/Warranty Collections (e.g., money owed, open book accounts) (09) Collection Case–Seller Plaintiff Other Promissory Note/Collections Case Insurance Coverage (not provisionally complex) (18) Auto Subrogation Other Coverage Other Contract (37) Contractual Fraud Other Contract Dispute Real Property Eminent Domain/Inverse Condemnation (14) Wrongful Eviction (33) Other Real Property (e.g., quiet title) (26) Writ of Possession of Real Property Mortgage Foreclosure Quiet Title Other Real Property (not eminent domain, landlord/tenant, or foreclosure) Unlawful Detainer Commercial (31) Residential (32) Drugs (38) (if the case involves illegal drugs, check this item; otherwise, report as Commercial or Residential) Judicial Review Asset Forfeiture (05) Petition Re: Arbitration Award (11) Writ of Mandate (02) Writ–Administrative Mandamus Writ–Mandamus on Limited Court Case Matter Writ–Other Limited Court Case Review Other Judicial Review (39) Review of Health Officer Order Notice of Appeal–Labor Commissioner Appeals Provisionally Complex Civil Litigation (Cal. Rules of Court Rules 3.400–3.403) Antitrust/Trade Regulation (03) Construction Defect (10) Claims Involving Mass Tort (40) Securities Litigation (28) Environmental/Toxic Tort (30) Insurance Coverage Claims (arising from provisionally complex case type listed above) (41) Enforcement of Judgment Enforcement of Judgment (20) Abstract of Judgment (Out of County) Confession of Judgment (non-domestic relations) Sister State Judgment Administrative Agency Award (not unpaid taxes) Petition/Certification of Entry of Judgment on Unpaid Taxes Other Enforcement of Judgment Case Miscellaneous Civil Complaint RICO (27) Other Complaint (not specified above) (42) Declaratory Relief Only Injunctive Relief Only (non-harassment) Mechanics Lien Other Commercial Complaint Case (non-tort/non-complex) Other Civil Complaint (non-tort/non-complex) Miscellaneous Civil Petition Partnership and Corporate Governance (21) Other Petition (not specified above) (43) Civil Harassment Workplace Violence Elder/Dependent Adult Abuse Election Contest Petition for Name Change Petition for Relief From Late Claim Other Civil Petition CM-010 [Rev. July 1, 2007] CIVIL CASE COVER SHEET Page 2 of 2

ATTACHMENT CV-5012 CIVIL LAWSUIT NOTICE Superior Court of California, County of Santa Clara 191 N. First St., San Jose, CA 95113 CASE NUMBER: 114CV267079 PLEASE READ THIS ENTIRE FORM PLAINTIFF (the person suing): Within 60 days after filing the lawsuit, you must serve each Defendant with the Complaint, Summons, an Alternative Dispute Resolution (ADR) Information Sheet, and a copy of this Civil Lawsuit Notice, and you must file written proof of such service. DEFENDANT (The person sued): You must do each of the following to protect your rights: 1. You must file a written response to the Complaint, using the proper legal form or format, in the Clerk's Office of the Court, within 30 days of the date you were served with the Summons and Complaint; 2. You must serve by mail a copy of your written response on the Plaintiff’s attorney or on the Plaintiff if Plaintiff has no attorney (to "serve by mail" means to have an adult other than yourself mail a copy); and 3. You must attend the first Case Management Conference. Warning: If you, as the Defendant, do not follow these instructions, you may automatically lose this case. RULES AND FORMS: You must follow the California Rules of Court and the Superior Court of California, County of Santa Clara Local Civil Rules and use proper forms. You can obtain legal information, view the rules and receive forms, free of charge, from the Self-Help Center at 99 Notre Dame Avenue, San Jose (408-882-2900 x-2926), www.scselfservice.org (Select "Civil") or from: § State Rules and Judicial Council Forms: www.courtinfo.ca.gov/forms and www.courtinfo.ca.gov/rules § Local Rules and Forms: http://www.sccsuperiorcourt.org/civil/rule1toc.htm CASE MANAGEMENT CONFERENCE (CMC): You must meet with the other parties and discuss the case, in person or by telephone, at least 30 calendar days before the CMC. You must also fill out, file and serve a Case Management Statement (Judicial Council form CM-110) at least 15 calendar days before the CMC. You or your attorney must appear at the CMC. You may ask to appear by telephone – see Local Civil Rule 8. Your Case Management Judge is: Peter Kirwan Department: 1 The 1st CMC is scheduled for: (Completed by Clerk of Court) Date: 10/24/14 Time: 10:00am in Department: 1 The next CMC is scheduled for: (Completed by party if the 1st CMC was continued or has passed) Date: Time: in Department: ALTERNATIVE DISPUTE RESOLUTION (ADR): If all parties have appeared and filed a completed ADR Stipulation Form (local form CV-5008) at least 15 days before the CMC, the Court will cancel the CMC and mail notice of an ADR Status Conference. Visit the Court's website at www.sccsuperiorcourt.org/civil/ADR/ or call the ADR Administrator (408-882-2100 x-2530) for a list of ADR providers and their qualifications, services, and fees. WARNING: Sanctions may be imposed if you do not follow the California Rules of Court or the Local Rules of Court. Form CV-5012 REV 7/01/08 CIVIL LAWSUIT NOTICE Page 1 of 1